Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2018

•	Total revenue for the full year grew 12.0% or 9.2% in constant currency
•	Digital revenue for the full year grew 20.4% or 18.5% in constant currency
•	Net income for the full year was $312 million versus $149 million in the prior year
•	OIBDA for the full year was $478 million versus $473 million in the prior year
•	Total revenue for the quarter grew 13.3% or 14.8% in constant currency
•	Digital revenue for the quarter grew 21.4% or 23.1% in constant currency
•	Net loss for the quarter was $13 million versus $38 million in the prior-year quarter
•	OIBDA for the quarter was $72 million versus $60 million in the prior-year quarter

NEW YORK, New York, December 20, 2018—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the period ended September 30, 2018.

“We’ve had another terrific year and revenue exceeded $4 billion for the first time in our fifteen-year history as a standalone company,” said Steve Cooper, Warner Music Group’s CEO.  “We continue to invest in our business for the benefit of our recording artists and songwriters and to fuel our long-term growth.”

“The fact that we ended the year with over $500 million in cash, despite significant spend on A&R, marketing, M&A and dividends, is evidence of the underlying strength of our business,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “We’re on a great run and I’m looking forward to many more years of success.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	% Change	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,039	$917	13%	$4,005	$3,576	12%
Digital revenue	596	491	21%	2,252	1,870	20%
Operating income (loss)	16	(1)	-	217	222	-2%
Adjusted operating income (loss)⁯(1)	39	(2)	-	293	235	25%
OIBDA(1)	72	60	20%	478	473	1%
Adjusted OIBDA(1)	95	59	61%	554	486	14%
Net income (loss)	(13)	(38)	-66%	312	149	-
Adjusted net income (loss)(1)	10	(39)	-	388	162	-
Net cash provided by operating activities	160	226	-29%	425	535	-21%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Revenue grew 13.3% (or 14.8% in constant currency).  Growth in Recorded Music digital, licensing and artist services and expanded-rights revenue and growth in Music Publishing digital, performance, synchronization and mechanical revenue were partially offset by a decline in Recorded Music physical revenue.  Revenue grew in all regions.  Digital revenue grew 21.4% (or 23.1% in constant currency), and represented 57.4% of total revenue, compared to 53.5% in the prior-year quarter.

Operating income was $16 million compared to an operating loss of $1 million in the prior-year quarter.  OIBDA was $72 million, up 20.0% from $60 million in the prior-year quarter and OIBDA margin increased 0.4 percentage points to 6.9% from 6.5% in the prior-year quarter.  The increase in operating income, OIBDA and OIBDA margin was the result of revenue growth and lower variable compensation expense, which were partially offset by increased investment in A&R and marketing.  OIBDA includes an $11 million benefit from a digital performance underpayment settlement for sound recordings offset by a $4 million true-up of a prior-quarter advance recovery estimate and a $7 million increase in the management fee to Access as a result of higher covenant EBITDA.  Adjusted OIBDA rose 61.0% to $95 million and Adjusted OIBDA margin increased 2.7 percentage points to 9.1% from 6.4% due to the same factors which impacted operating income, OIBDA and OIBDA margin.

Net loss was $13 million compared to a net loss of $38 million in the prior-year quarter and Adjusted net income was $10 million compared to an Adjusted net loss of $39 million in the prior-year quarter.  The improvement was due to higher operating income, higher other income associated with prior-year-quarter losses on the Company’s Euro-denominated debt due to changes in exchange rates and a prior-year-quarter non-cash loss on investments.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude certain costs related to the relocation of the Company’s U.S. shared service center to Nashville and the Company’s Los Angeles office consolidation and restructuring in the quarter, and certain costs related to the Nashville relocation, Los Angeles office consolidation, restructuring and PLG-related asset sales in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss).

As of September 30, 2018, the Company reported a cash balance of $514 million, total debt of $2.819 billion and net debt (total long-term debt, net of deferred financing costs, minus cash) of $2.305 billion.

Cash provided by operating activities was $160 million compared to $226 million in the prior-year quarter.  The change was largely a result of timing for deferred revenue and higher royalties payable.  Free Cash Flow, defined below, was $114 million compared to $106 million in the prior-year quarter, reflecting lower net cash paid for investments and acquisitions, which was partially offset by higher capital expenditures related to the Los Angeles office consolidation.

Full-Year Results

Total revenue increased 12.0% (or 9.2% in constant currency).  Growth in Recorded Music digital, licensing and artist services and expanded-rights revenue and growth in Music Publishing digital, performance, synchronization and mechanical revenue were partially offset by a decline in Recorded Music physical revenue.  Domestic revenue rose 10.5% and international revenue rose 12.7% (or 7.8% in constant currency).  Prior to intersegment eliminations, domestic and international revenue represented 43.7% and 56.3% of total revenue, respectively, compared to 44.2% and 55.8% of total revenue, respectively, in the prior year.  Revenue grew in all regions.  Digital revenue grew 20.4% (or 18.5% in constant currency), and represented 56.2% of total revenue, compared to 52.3% in the prior year.

Operating income was $217 million down from $222 million in the prior year and operating margin was 5.4% down from 6.2% in the prior year, driven by higher revenue which was more than offset by increased investment in A&R and marketing as well as higher SG&A expenses including for variable compensation, restructuring and facilities expenses related to the Los Angeles office consolidation.  Adjusted operating margin rose 0.7 percentage points to 7.3% from 6.6% in the prior year.  OIBDA was $478 million, up 1.1% from $473 million in the prior year and OIBDA margin declined 1.3 percentage points to 11.9% from 13.2% in the prior year due to the same factors that impacted operating income and operating margin.  OIBDA includes an $11 million benefit from a digital performance underpayment settlement for sound recordings and a $12 million advance recovery, which were partially offset by a $7 million increase in the management fee to Access as a result of higher covenant EBITDA.  Adjusted OIBDA increased 14.0% to $554 million and Adjusted OIBDA margin increased 0.2 percentage points to 13.8% from 13.6% in the prior year due to revenue growth.

Net income was $312 million compared to $149 million in the prior year.  Adjusted net income was $388 million compared to $162 million in the prior year, reflecting higher other income related to the net gain on the Spotify share sale, a prior-year loss on revaluation of the Company’s Euro-denominated debt due to changes in exchange rates, a prior-year non-cash loss on investments, lower interest expense in the fiscal year, higher income tax expense related to the impact of tax reform on deferred tax assets in the fiscal year, the prior-year benefit from the reversal of a U.S. deferred tax valuation allowance and the prior-year tax benefit of currency losses on inter-company loans. Net debt (total long-term debt, net of deferred financing costs, minus cash) at the end of the fiscal year was $2.305 billion versus $2.164 billion at the end of the prior year, mainly due to the difference in year-end cash balances.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude the impact of certain costs related to the relocation of the Company’s U.S. shared service center to Nashville, the Company’s Los Angeles office consolidation and restructuring and other one-time compensation payments in the fiscal year, and certain costs related to restructuring, the Nashville relocation, and PLG-related asset sales in the prior year.  See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA and Adjusted net income.

Cash provided by operating activities was $425 million compared to $535 million in the prior year due to improved operating performance offset by higher working capital use associated with timing of royalty payables.  Free Cash Flow was $830 million, compared to $409 million in the prior year, predominantly due to proceeds from the sale of equity investments, and lower cash paid for acquisitions, which more than offset higher capital expenditures associated with the Los Angeles office consolidation.  Proceeds from the sale of investments were $516 million up from $73 million in the prior year.  Cash paid for investments and acquisitions was $23 million compared with $139 million in the prior year.  Capital expenditures were $74 million for the fiscal year as compared to $44 million in the prior year.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	% Change	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$863	$767	13%	$3,360	$3,020	11%
Digital revenue	528	442	19%	2,019	1,692	19%
Operating income	31	14	-	307	283	8%
Adjusted operating income⁯(1)	50	10	-	370	290	28%
OIBDA(1)	65	54	20%	480	451	6%
Adjusted OIBDA(1)	84	50	68%	543	458	19%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Recorded Music revenue grew 12.5% (or 13.9% in constant currency).  Growth in digital, licensing and artist services and expanded-rights revenue was partially offset by a decline in physical revenue.  Digital growth reflects a continuing shift to streaming.  Licensing revenue growth was due to increased synchronization activity, timing-related higher broadcast fee income and the impact of acquisitions.  The increase in artist services and expanded-rights revenue was largely attributable to higher touring and merchandise revenue, partially offset by the impact of concert promotion divestitures.  Recorded Music revenue grew in all regions.  Major sellers included Ed Sheeran, TWICE, The Greatest Showman soundtrack, Cardi B and Dua Lipa.

Recorded Music operating income was $31 million, up 121.4% from $14 million in the prior-year quarter and operating margin was up 1.8 percentage points to 3.6% versus 1.8% in the prior-year quarter.  OIBDA increased 20.4% to $65 million from $54 million in the prior-year quarter and OIBDA margin increased 0.5 percentage points to 7.5% driven by revenue growth and lower variable compensation expense offset by higher A&R expense.  Adjusted OIBDA was $84 million versus $50 million in the prior-year quarter with Adjusted OIBDA margin up 3.2 percentage points to 9.7%.  The increase in Adjusted OIBDA and Adjusted OIBDA margin was driven by the same factors which impacted OIBDA and OIBDA margin.

Full-Year Results

Recorded Music revenue rose 11.3% (or 8.5% in constant currency).  Growth in digital, licensing and artist services and expanded-rights revenue was partially offset by a decline in physical revenue attributable to the ongoing shift to streaming.  Licensing revenue growth was due to increased synchronization activity, timing-related higher broadcast fee income and the impact of acquisitions.  Artist services and expanded-rights revenue increased due to currency fluctuations and higher merchandise revenue, which were partially offset by the impact of concert promotion divestitures and the timing of tours.  Recorded Music digital revenue grew 19.3% (or 17.3% in constant currency) and represented 60.1% of total Recorded Music revenue versus 56.0% in the prior year.  Domestic Recorded Music digital revenue was $1.037 billion, or 71.0% of total domestic Recorded Music revenue, versus 67.2% in the prior year.  Major sellers included Ed Sheeran, The Greatest Showman soundtrack, Cardi B, Bruno Mars and Dua Lipa.

Recorded Music operating income was $307 million up from $283 million in the prior year due to revenue growth and operating margin was down 0.3 percentage points to 9.1% versus 9.4% in the prior year due to higher compensation and higher facilities expenses related to the Los Angeles office consolidation.  Recorded Music OIBDA increased 6.4% to $480 million and OIBDA margin declined 0.6 percentage points to 14.3% driven by the same factors that impacted operating income and operating margin.  Recorded Music Adjusted OIBDA improved 18.6% to $543 million and Recorded Music Adjusted OIBDA margin increased 1.0 percentage point to 16.2% due to revenue growth and revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	% Change	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$177	$153	16%	$653	$572	14%
Digital revenue	68	51	33%	237	187	27%
Operating income	39	36	8%	84	81	4%
OIBDA(1)	58	55	5%	159	152	5%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Music Publishing revenue rose 15.7% (or 18.0% in constant currency) with growth in all segments reflecting the ongoing shift to streaming in digital, timing of distributions in performance, higher licensing revenue in synchronization and the timing of mechanical distributions.

Music Publishing operating income was $39 million compared with $36 million in the prior-year quarter driven by revenue growth.  Operating margin declined 1.5 percentage points to 22.0% due to revenue mix and higher A&R costs.  Music Publishing OIBDA increased by $3 million or 5.5% to $58 million, while Music Publishing OIBDA margin declined 3.1 percentage points to 32.8% from 35.9%, due to the same factors which impacted operating income and operating margin.

Full-Year Results

Music Publishing revenue rose 14.2% (or 11.8% in constant currency) with growth in all segments.  Music Publishing digital revenue rose 26.7% (or 25.4% in constant currency) reflecting the ongoing shift to streaming, and represented 36.3% of total Music Publishing revenue versus 32.7% in the prior year.  Growth in performance revenue was due to higher distributions, synchronization revenue growth was driven by higher television and commercials income and mechanical revenue growth was timing-related.

Music Publishing operating income was $84 million, up 3.7% from $81 million in the prior year driven by revenue growth and operating margin was 12.9%, down 1.3 percentage points from 14.2% in the prior year, driven by revenue mix and higher A&R costs.  Music Publishing OIBDA rose 4.6% to $159 million, while Music Publishing OIBDA margin declined 2.3 percentage points to 24.3%, due to the same factors which impacted operating income and operating margin.

Financial details for the fiscal year can be found in the Company’s Annual Report on Form 10-K, for the period ended September 30, 2018, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to September 30, 2018 and September 30, 2017 relate to the periods ended September 28, 2018 and September 29, 2017, respectively. For convenience purposes, the Company continues to date its financial statements as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017
(dollars in millions)

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$1,039	$917	13%
Cost and expenses:
Cost of revenue	(583)	(501)	-16%
Selling, general and administrative expenses	(398)	(368)	-8%
Amortization expense	(42)	(49)	14%
Total costs and expenses	$(1,023)	$(918)	-11%
Operating income (loss)	$16	$(1)	-
Interest expense, net	(33)	(37)	11%
Other income (expense), net	2	(19)	-
Loss before income taxes	$(15)	$(57)	-74%
Income tax benefit	2	19	(89%)
Net loss	$(13)	$(38)	-66%
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net loss attributable to Warner Music Group Corp.	$(14)	$(39)	-64%

	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017	% Change
	(audited)	(audited)
Revenue	$4,005	$3,576	12%
Costs and expenses:
Cost of revenue	(2,171)	(1,931)	-12%
Selling, general and administrative expenses	(1,411)	(1,222)	-15%
Amortization expense	(206)	(201)	-2%
Total costs and expenses	$(3,788)	$(3,354)	-13%
Operating income	$217	$222	-2%
Loss on extinguishment of debt	(31)	(35)	11%
Interest expense, net	(138)	(149)	7%
Other income (expense), net	394	(40)	-
Income (loss) before income taxes	$442	$(2)	-
Income tax (expense) benefit	(130)	151	-
Net income	$312	$149	-
Less: Income attributable to noncontrolling interest	(5)	(6)	17%
Net income attributable to Warner Music Group Corp.	$307	$143	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at September 30, 2018 versus September 30, 2017
(dollars in millions)

	September 30,	September 30,
	2018	2017	% Change
	(audited)	(audited)
Assets
Current assets:
Cash and equivalents	$514	$647	-21%
Accounts receivable, net	447	404	11%
Inventories	42	39	8%
Royalty advances expected to be recouped within one year	123	141	-13%
Prepaid and other current assets	50	44	14%
Total current assets	$1,176	$1,275	-8%
Royalty advances expected to be recouped after one year	153	172	-11%
Property, plant and equipment, net	229	213	8%
Goodwill	1,692	1,685	0%
Intangible assets subject to amortization, net	1,851	2,090	-11%
Intangible assets not subject to amortization	154	117	32%
Deferred tax assets, net	11	97	-89%
Other assets	78	69	13%
Total assets	$5,344	$5,718	-7%
Liabilities and Equity
Current liabilities:
Accounts payable	$281	$208	35%
Accrued royalties	1,396	1,263	11%
Accrued liabilities	423	365	16%
Accrued interest	31	41	-24%
Deferred revenue	208	197	6%
Other current liabilities	34	26	31%
Total current liabilities	$2,373	$2,100	13%
Long-term debt	2,819	2,811	0%
Deferred tax liabilities, net	165	190	-13%
Other noncurrent liabilities	307	309	-1%
Total liabilities	$5,664	$5,410	5%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(1,272)	(654)	-94%
Accumulated other comprehensive loss, net	(190)	(181)	-5%
Total Warner Music Group Corp. equity	$(334)	$293	-
Noncontrolling interest	14	15	-7%
Total equity	(320)	308	-
Total liabilities and equity	$5,344	$5,718	-7%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017
(dollars in millions)

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$160	$226
Net cash used in investing activities	(46)	(120)
Net cash used in financing activities	(502)	(31)
Effect of foreign currency exchange rates on cash and equivalents	(3)	5
Net (decrease) increase in cash and equivalents	$(391)	$80

	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017
	(audited)	(audited)
Net cash provided by operating activities	$425	$535
Net cash provided by (used in) investing activities	405	(126)
Net cash used in financing activities	(955)	(128)
Effect of foreign currency exchange rates on cash and equivalents	(8)	7
Net (decrease) increase in cash and equivalents	$(133)	$288

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017
(dollars in millions)

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017
	(unaudited)	(unaudited)
Streaming	$466	$371
Downloads and Other Digital	62	71
Total Recorded Music Digital Revenue	$528	$442

	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017
	(unaudited)	(unaudited)
Streaming	$1,733	$1,342
Downloads and Other Digital	286	350
Total Recorded Music Digital Revenue	$2,019	$1,692

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income (Loss) to OIBDA, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017
(dollars in millions)

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)
Net loss attributable to Warner Music Group Corp.	$(14)	$(39)	-64%
Income attributable to noncontrolling interest	1	1	0%
Net loss	$(13)	$(38)	-66%
Income tax benefit	(2)	(19)	-89%
Loss including income taxes	$(15)	$(57)	-74%
Other (income) expense, net	(2)	19	-
Interest expense, net	33	37	11%
Operating income (loss)	$16	$(1)	-
Amortization expense	42	49	14%
Depreciation expense	14	12	-17%
OIBDA	$72	$60	20%
Operating income (loss) margin	1.5%	(0.1%)
OIBDA margin	6.9%	6.5%

	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$307	$143	-
Income attributable to noncontrolling interest	5	6	-17%
Net income	$312	$149	-
Income tax expense (benefit)	130	(151)	-
Income (loss) including income taxes	$442	$(2)	-
Other (income) expense , net	(394)	40	-
Interest expense, net	138	149	7%
Loss on extinguishment of debt	31	35	11%
Operating income	$217	$222	-2%
Amortization expense	206	201	-2%
Depreciation expense	55	50	10%
OIBDA	$478	$473	1%
Operating income margin	5.4%	6.2%
OIBDA margin	11.9%	13.2%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017
(dollars in millions)

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income – GAAP	$16	$(1)	-
Depreciation and amortization expense	(56)	(61)	8%
Total WMG OIBDA	$72	$60	20%
Operating income (loss) margin	1.5%	(0.1)%
OIBDA margin	6.9%	6.5%

Recorded Music operating income - GAAP	$31	$14	-
Depreciation and amortization expense	(34)	(40)	15%
Recorded Music OIBDA	$65	$54	20%
Recorded Music operating income margin	3.6%	1.8%
Recorded Music OIBDA margin	7.5%	7.0%

Music Publishing operating income - GAAP	$39	$36	8%
Depreciation and amortization expense	(19)	(19)	0%
Music Publishing OIBDA	$58	$55	6%
Music Publishing operating income margin	22.0%	23.5%
Music Publishing OIBDA margin	32.8%	35.9%

	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$217	$222	-2%
Depreciation and amortization expense	(261)	(251)	-4%
Total WMG OIBDA	$478	$473	1%
Operating income margin	5.4%	6.2%
OIBDA margin	11.9%	13.2%

Recorded Music operating income - GAAP	$307	$283	9%
Depreciation and amortization expense	(173)	(168)	-3%
Recorded Music OIBDA	$480	$451	6%
Recorded Music operating income margin	9.1%	9.4%
Recorded Music OIBDA margin	14.3%	14.9%

Music Publishing operating income - GAAP	$84	$81	4%
Depreciation and amortization expense	(75)	(71)	-6%
Music Publishing OIBDA	$159	$152	5%
Music Publishing operating income margin	12.9%	14.2%
Music Publishing OIBDA margin	24.3%	26.6%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017
(dollars in millions)

For the Three Months Ended September 30, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (loss) income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$16	$31	$39	$72	$65	$58	$(13)
Factors Affecting Comparability:
Restructuring	17	14	-	17	14	-	17
L.A. Office Consolidation	4	4	-	4	4	-	4
Nashville Shared Service Costs	2	1	-	2	1	-	2
Adjusted Results	$39	$50	$39	$95	$84	$58	$10

Adjusted Margin	3.8%	5.8%	22.0%	9.1%	9.7%	32.8%

For the Three Months Ended September 30, 2017
	Total WMG Operating Loss	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(1)	$14	$36	$60	$54	$55	$(38)
Factors Affecting Comparability:
Impact of PLG-Related Asset Sales	(10)	(10)	-	(10)	(10)	-	(10)
Restructuring	4	3	-	4	3	-	4
L.A. Office Consolidation	1	1	-	1	1	-	1
Nashville Shared Services Costs	4	2	-	4	2	-	4
Adjusted Results	$(2)	$10	$36	$59	$50	$55	$(39)

Adjusted Margin	-0.2%	1.3%	23.5%	6.4%	6.5%	35.9%

For the Twelve Months Ended September 30, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$217	$307	$84	$478	$480	$159	$312
Factors Affecting Comparability:
Restructuring	48	43	-	48	43	-	48
One-Time Compensation Payment	3	3	-	3	3	-	3
L.A. Office Consolidation	14	14	-	14	14	-	14
Nashville Shared Service Costs	11	3	-	11	3	-	11
Adjusted Results	$293	$370	$84	$554	$543	$159	$388

Adjusted Margin	7.3%	11.0%	12.9%	13.8%	16.2%	24.3%

For the Twelve Months Ended September 30, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$222	$283	$81	$473	$451	$152	$149
Factors Affecting Comparability:
Impact of PLG-Related Asset Sales	(1)	(1)	-	(1)	(1)	-	(1)
Restructuring	4	3	-	4	3	-	4
Nashville Shared Services Costs	10	5	-	10	5	-	10
Adjusted Results	$235	$290	$81	$486	$458	$152	$162

Adjusted Margin	6.6%	9.6%	14.2%	13.6%	15.2%	26.6%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2017
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$399	$338	$338
Music Publishing	74	65	65
International revenue
Recorded Music	464	429	420
Music Publishing	103	88	85
Intersegment eliminations	(1)	(3)	(3)
Total Revenue	$1,039	$917	$905

Revenue by Segment:
Recorded Music
Digital	$528	$442	$436
Physical	130	135	135
Total Digital and Physical	658	577	571
Artist services and expanded-rights	125	121	119
Licensing	80	69	68
Total Recorded Music	863	767	758
Music Publishing
Performance	59	58	57
Digital	68	51	50
Mechanical	17	14	14
Synchronization	29	27	26
Other	4	3	3
Total Music Publishing	177	153	150
Intersegment eliminations	(1)	(3)	(3)
Total Revenue	$1,039	$917	$905

Total Digital Revenue	$596	$491	$484

	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017	For the Twelve Months Ended September 30, 2017
	As reported	As reported	Constant
	(audited)	(audited)	(unaudited)
US revenue
Recorded Music	$1,460	$1,329	$1,328
Music Publishing	294	258	258
International revenue
Recorded Music	1,900	1,691	1,770
Music Publishing	359	314	326
Intersegment eliminations	(8)	(16)	(16)
Total Revenue	$4,005	$3,576	$3,666

Revenue by Segment:
Recorded Music
Digital	$2,019	$1,692	$1,721
Physical	630	667	694
Total Digital and Physical	2,649	2,359	2,415
Artist services and expanded-rights	389	385	398
Licensing	322	276	285
Total Recorded Music	3,360	3,020	3,098
Music Publishing
Performance	212	197	203
Digital	237	187	189
Mechanical	72	65	67
Synchronization	119	112	113
Other	13	11	12
Total Music Publishing	653	572	584
Intersegment eliminations	(8)	(16)	(16)
Total Revenue	$4,005	$3,576	$3,666

Total Digital Revenue	$2,252	$1,870	$1,901

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Twelve Months Ended September 30, 2018 versus September 30, 2017
(dollars in millions)

	For the Three Months Ended September 30, 2018	For the Three Months Ended September 30, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$160	$226
Less: Capital expenditures	34	15
Less: Net cash paid for investments	12	105

Free Cash Flow	$114	$106

	For the Twelve Months Ended September 30, 2018	For the Twelve Months Ended September 30, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$425	$535
Less: Capital expenditures	74	44
Less: Net cash paid (received) for investments	(479)	82

Free Cash Flow	$830	$409

###

Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com